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                                                                    EXHIBIT 10.2
                         SECOND AMENDMENT TO CREDIT AGREEMENT

Dated as of:   April 29, 1998

     Lithia Motors, Inc. ("Borrower"), its Affiliates and Subsidiaries who are from time to time parties thereto, including without limitation those signing this Agreement (together with Borrower, the "Loan Parties"); the financial institutions who are from time to time parties thereto ("Lenders"), including without limitation those signing this Amendment ("Amendment"), and U.S. Bank National Association, as agent for the Lenders, have entered into a Credit Agreement dated as of December 22, 1997, as amended by First Amendment to Credit Agreement dated as of April 9, 1998 ("Credit Agreement").

     The parties have agreed to amend the Credit Agreement as set forth herein. In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Section 2.8(d) of the Credit Agreement is deleted and replaced with the following:

               (d) If the Cornniitments shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to
Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of Collateral) by any Lender with respect to Obligations (except funds received by any Lenders as a result of a purchase of a participant interest pursuant to Section 2.8(e) below) shall be remitted to the Agent, and all such funds, together with all other funds received by the Agent from or on behalf of the Borrower (including proceeds of Collateral) with respect to Obligations, shall be applied by the Agent in the following manner and order: (i) first, to reimburse the Agent and the Lenders, in that order, for any amounts payable pursuant to Sections 11.2 and 11.3 of this Agreement; (ii) second, to the payment of the Fees; (iii) third, to the payment of interest due on the Loans;
(iv) fourth, to payment of so much of the outstanding principal balance of the Swingline Loans as is equal to the amount by which the Total Loan Outstandings exceed the Total Commitment; (v) fifth, to payment of the outstanding balance of the remainder of Loans (including any remaining balance on the Swingline Loans), pro rata to the outstanding principal balance of each of the Loans, unless otherwise specified in writing by each of the Lenders; (vi) sixth, any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

     2. NO OTHER CHANGES. Except as amended previously or herein, all terms and conditions of the Credit Agreement and each Loan Document shall remain in full force and effect. Each Loan Party acknowledges and agrees that (a) each Loan Document is and shall remain valid and enforceable in accordance with its terms and (b) such Loan Party has no defenses, setoffs, counterclaims or claims for recoupment against the indebtedness and obligations imposed by the Loan Documents.

     4. DEFINED TERMS. All capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.


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     5.   CONDITIONS PRECEDENT. This Amendment shall become effective upon execution and delivery of this Amendment to Agent by each party whose name appears on the signature pages hereof.

     6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one document.

     7.   DISCLOSURE.

               UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

                                        BORROWER:

                                        LITHIA MOTORS, INC.





                                        AGENT:

                                        U.S. BANK NATIONAL ASSOCIATION
                                        as Agent


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